Exhibit 99.1

For immediate release
Beyond Meat® Reports Third Quarter 2021 Financial Results
Third Quarter 2021 Net Revenues Increased 13% Year-Over-Year to $106.4 Million
International Net Revenues Increased 143% Year-Over-Year, Partially Offset by Decreased U.S. Net Revenues

EL SEGUNDO, Calif. — November 10, 2021 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its third quarter ended October 2, 2021.
Third Quarter 2021 Financial Highlights1
•Net revenues were $106.4 million, an increase of 12.7% year-over-year.

•Gross profit was $23.0 million, or gross margin of 21.6% of net revenues.

•Net loss was $54.8 million, or $0.87 per common share. Net loss as a percentage of net revenues was -51.5%.

•Adjusted EBITDA was a loss of $36.8 million, or -34.5% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "Our third quarter results reflect variability as we saw a decline from record net revenues just a quarter ago. Despite current disruptions, we remain focused on rapidly advancing key building blocks of long-term growth. Whether scaling products and infrastructure for our strategic quick serve restaurant partners, bringing new product to retail markets, or investing in innovation, commercialization, and production capabilities here in the U.S., EU, and China, we believe we are steadily executing against our vision of being tomorrow’s global protein company."
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Brown added, "Near-term market and operating conditions notwithstanding, we remain committed to our long-term strategy. As we continue to advance the field of plant-based meat through innovation and bold investment in domestic and global operations, the consumer is only being made more aware of the relevance and urgency of our mission. And although we see continued uncertainty for the balance of this year, we look to 2022 with enthusiasm as we expect to bring to life, together with our strategic partners, product and production capacity that we’ve been steadfastly investing in throughout the pandemic."
Third Quarter 2021
Net revenues increased 12.7% to $106.4 million in the third quarter of 2021, compared to $94.4 million in the year-ago period. Growth in net revenues was primarily due to increased sales to international customers, which increased 142.5% compared to the year-ago period, mainly reflecting expansion of overall distribution, accelerated orders and, to a lesser extent, new product introductions. The increase in international net revenues was partially offset by decreased U.S. net revenues, which declined 13.9% compared to the year-ago period, primarily as a result of lower overall demand, and operational challenges with severe weather as a key driver, partially offset by sales from new product introductions. In aggregate, net revenue per pound of $5.34 during the third quarter of 2021 was roughly equivalent to the year-ago period.

Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	October 2, 2021	September 26, 2020	Amount	%
U.S.:
Retail	$52,361	$62,057	$(9,696)	(15.6)%
Foodservice	15,139	16,325	(1,186)	(7.3)%
U.S. net revenues	67,500	78,382	(10,882)	(13.9)%
International:
Retail	21,391	7,975	13,416	168.2%
Foodservice	17,541	8,079	9,462	117.1%
International net revenues	38,932	16,054	22,878	142.5%
Net revenues	$106,432	$94,436	$11,996	12.7%

	Nine Months Ended		Change
(in thousands)	October 2, 2021	September 26, 2020	Amount	%
U.S.:
Retail	$193,382	$202,019	$(8,637)	(4.3)%
Foodservice	55,842	45,442	10,400	22.9%
U.S. net revenues	249,224	247,461	1,763	0.7%
International:
Retail	67,134	23,499	43,635	185.7%
Foodservice	47,664	33,888	13,776	40.7%
International net revenues	114,798	57,387	57,411	100.0%
Net revenues	$364,022	$304,848	$59,174	19.4%

Gross profit was $23.0 million, or gross margin of 21.6% of net revenues, in the third quarter of 2021, compared to $25.5 million, or gross margin of 27.0% of net revenues, in the year-ago period. During the third quarter of 2020, gross profit included $1.8 million of expenses related to inventory write-offs and reserves and product repacking costs attributable to COVID-19. Excluding these costs, of which there were none in the third quarter of 2021, Adjusted gross profit in the year-ago period was $27.3 million, or Adjusted gross margin of 28.9% of net revenues. Compared to Adjusted gross margin in the year-ago period, the decrease in gross margin in the third quarter of 2021 was primarily due to increased transportation costs, increased inventory write-offs, higher warehousing costs, and increased depreciation and amortization expense, partially offset by reduced co-manufacturer fees.
Loss from operations in the third quarter of 2021 was $54.0 million compared to $18.5 million in the year-ago period. The increase in loss from operations was primarily driven by growth in overall headcount levels mainly to support the Company's operations, innovation and marketing capabilities, increased investments in marketing activities, higher professional services fees related to recently established consulting agreements, higher restructuring expenses primarily reflecting increased legal costs, increased production trial activities, and higher outbound freight costs included in the Company's selling expenses.
Net loss was $54.8 million in the third quarter of 2021 compared to $19.3 million in the year-ago period. Net loss per common share was $0.87 in the third quarter of 2021 compared to $0.31 in the year-ago period. During the third quarter of 2020, net loss included $1.8 million in expenses attributable to COVID-19, specifically related to inventory write-offs and reserves and product repacking costs. Excluding these costs, Adjusted net loss was $17.5 million, or $0.28 per common share, in the third quarter of 2020. There were no similar costs in the third quarter of 2021.
Adjusted EBITDA was a loss of $36.8 million, or -34.5% of net revenues, in the third quarter of 2021 compared to an Adjusted EBITDA loss of $4.3 million, or -4.5% of net revenues, in the year-ago period.
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $886.4 million and total outstanding debt was $1.1 billion as of October 2, 2021. Net cash used in operating activities was $191.0 million for the nine months ended October 2, 2021, compared to $42.7 million for the year-ago period. Capital expenditures totaled $104.3 million for the nine months ended October 2, 2021, compared to $38.0 million for the year-ago period. The increase in capital expenditures was primarily due to the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives domestically and abroad.
Fourth Quarter 2021 Outlook
The Company's operating environment continues to be affected by near-term uncertainty related to COVID-19 and its potential impact including on demand levels, labor availability and supply chain disruptions. Management's outlook assumes reasonable containment of COVID-19 infection rates both in the U.S. and abroad, but the Company acknowledges that its operating results could differ meaningfully from the expectations set forth below if its assumptions related to COVID-19 and the effects from COVID-19 do not materialize. Based on management's best assessment of the environment today, the Company is providing the following guidance for the fourth quarter of 2021:
•Net revenues in the range of $85 million to $110 million.

Embedded in the fourth quarter guidance range above are management's expectations of a moderation in sales growth across all channels as a result of, among other things, the Company's fourth quarter 2021 period containing 5 fewer shipping days compared to the fourth quarter of 2020, impacts associated with knock-on effects from operational challenges in the third quarter of 2021, ongoing operator challenges related to labor issues as well as general caution among customers based on COVID-19-related uncertainty, and accelerated orders in the third quarter of 2021 that would otherwise have been expected to materialize in the fourth quarter.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 201-389-0879. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing publicly-traded food companies in the United States, offering a portfolio of revolutionary plant-based proteins made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of September 2021, Beyond Meat had products available at approximately 128,000 retail and foodservice outlets in over 85 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram, Twitter and TikTok.

Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, operations and supply chains, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks (such as COVID-19), including on our ability to expand in new geographic markets or the timing of such expansion efforts; a resurgence of COVID-19 and the discovery and spread of COVID-19 variants, such as the Delta variant, which could slow, halt or reverse the reopening process, or result in the reinstatement of social distancing measures, business closures, restrictions on operations, quarantines and travel bans; the impact of labor and supply chain disruptions; the impact of uncertainty as a result of doing business in China; government or employer mandates requiring certain behaviors from employees due to COVID-19, including COVID-19 vaccine mandates, which could result in employee attrition at the Company, suppliers and customers as well as difficulty securing future labor needs; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; our ability to effectively manage our growth; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the success of operations conducted by joint ventures; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, and supply chain and labor disruptions; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and The Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea and other protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging and other input costs; the impact of inflation across the economy, including higher food, grocery, transportation and fuel costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; management and key personnel changes, the attraction and retention of qualified employees and key personnel, and our ability to maintain our company culture as we grow; the effects of natural or man-made catastrophic or severe weather events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; our significant indebtedness and ability to pay such indebtedness; risks related to our debt, including limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for additional financing; our ability to meet our obligations under our campus headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns and the impact of COVID-19 on our space demands; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality, including increased levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2021 filed with the SEC on August 12, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net revenues	$106,432	$94,436	$364,022	$304,848
Cost of goods sold	83,456	68,908	260,986	207,978
Gross profit	22,976	25,528	103,036	96,870
Research and development expenses	14,862	8,278	44,610	20,488
Selling, general and administrative expenses	56,362	33,560	143,602	95,167
Restructuring expenses	5,750	2,146	12,068	6,028
Total operating expenses	76,974	43,984	200,280	121,683
Loss from operations	(53,998)	(18,456)	(97,244)	(24,813)
Other (expense) income, net
Interest expense	(1,005)	(689)	(2,656)	(1,963)
Other, net	759	(85)	(631)	(829)
Total other expense, net	(246)	(774)	(3,287)	(2,792)
Loss before taxes	(54,244)	(19,230)	(100,531)	(27,605)
Income tax (benefit) expense	(23)	55	27	70
Equity in losses of unconsolidated joint venture	595	—	1,176	—
Net loss	$(54,816)	$(19,285)	$(101,734)	$(27,675)
Net loss per share available to common stockholders—basic and diluted	$(0.87)	$(0.31)	$(1.61)	$(0.45)
Weighted average common shares outstanding—basic and diluted	63,280,122	62,487,152	63,111,703	62,114,399

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	October 2, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$886,442	$159,127
Accounts receivable	48,849	35,975
Inventory	193,490	121,717
Prepaid expenses and other current assets	24,341	15,407
Total current assets	$1,153,122	$332,226
Property, plant, and equipment, net	197,290	115,299
Operating lease right-of-use assets	25,444	14,570
Prepaid lease costs, non-current	49,456	—
Other non-current assets, net	7,062	5,911
Total assets	$1,432,374	$468,006
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$45,387	$53,071
Wages payable	4,269	2,843
Accrued bonus	1,400	57
Current portion of operating lease liabilities	3,962	3,095
Short-term borrowings under revolving credit facility	—	25,000
Accrued expenses and other current liabilities	19,091	4,830
Short-term finance lease liabilities	183	71
Total current liabilities	$74,292	$88,967
Long-term liabilities:
Convertible senior notes, net	$1,128,690	$—
Operating lease liabilities, net of current portion	21,799	11,793
Finance lease obligations and other long-term liabilities	488	149
Total long-term liabilities	$1,150,977	$11,942

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 63,326,309 and 62,820,351 shares issued and outstanding at October 2, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	503,690	560,210
Accumulated deficit	(296,601)	(194,867)
Accumulated other comprehensive income	10	1,748
Total stockholders’ equity	$207,105	$367,097
Total liabilities and stockholders’ equity	$1,432,374	$468,006

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net loss	$(101,734)	$(27,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,910	9,276
Non-cash lease expense	2,351	1,573
Share-based compensation expense	21,624	20,377
Loss on sale of fixed assets	199	218
Amortization of debt issuance costs	2,338	195
Loss on extinguishment of debt	1,037	1,538
Equity in losses of unconsolidated joint venture	1,176	—

Net change in operating assets and liabilities:
Accounts receivable	(13,495)	10,365
Inventories	(73,557)	(50,263)
Prepaid expenses and other assets	(13,249)	(9,444)
Accounts payable	965	2,442
Accrued expenses and other current liabilities	18,176	245
Prepaid lease costs, non-current	(49,456)	—
Operating lease liabilities	(2,332)	(1,584)
Net cash used in operating activities	$(191,047)	$(42,737)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(104,301)	$(38,048)
Purchases of property, plant and equipment held for sale	—	(2,288)
Proceeds from note receivable on assets previously held for sale	—	599
Payment of security deposits	(132)	(9)
Net cash used in investing activities	$(104,433)	$(39,746)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	$1,150,000	$—
Purchase of capped calls related to convertible senior notes	(83,950)	—
Proceeds from revolving credit facility	—	50,000
Debt issuance costs	(23,605)	(1,224)
Debt extinguishment costs	—	(1,200)
Repayment of revolving credit facility	(25,000)	—
Repayment of revolving credit line	—	(6,000)
Repayment of term loan	—	(20,000)
Repayment of equipment loan	—	(5,000)
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	October 2, 2021	September 26, 2020
Principal payments under finance lease obligations	(130)	(52)
Proceeds from exercise of stock options	7,554	6,491
Payments of minimum withholding taxes on net share settlement of equity awards	(2,749)	(1,736)
Net cash provided by financing activities	$1,022,120	$21,279
Net increase (decrease) in cash and cash equivalents	$726,640	$(61,204)
Effect of exchange rate changes on cash	675	(169)
Cash and cash equivalents at the beginning of the period	159,127	275,988
Cash and cash equivalents at the end of the period	$886,442	$214,615

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$323	$2,114
Taxes	$24	$15
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$2,653	$2,545
Non-cash additions to financing leases	$580	$—
Operating lease right-of-use assets obtained in exchange for lease liabilities	$14,269	$3,151
Reclassification of other current liability to additional paid-in capital in connection with the share-settled obligation	$2,535	$—
Note receivable from sale of assets held for sale	$—	$4,558

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 activities which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.
Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.
Adjusted net loss and Adjusted net loss per diluted common share
Adjusted net loss is defined as net loss adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net loss per diluted common share is defined as Adjusted net loss divided by the number of diluted common shares outstanding.
We consider Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net loss adjusted to exclude, when applicable, income tax (benefit) expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, and Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.
Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•Adjusted EBITDA does not reflect Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Gross profit, as reported	$22,976	$25,528	$103,036	$96,870
Repacking costs attributable to COVID-19	—	657	—	6,572
Inventory write-offs and reserves attributable to COVID-19	—	1,104	—	1,104
Adjusted gross profit	$22,976	$27,289	$103,036	$104,546

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Gross margin, as reported	21.6%	27.0%	28.3%	31.8%
Repacking costs attributable to COVID-19, as a percentage of net revenues	—%	0.7%	—%	2.2%
Inventory write-offs and reserves attributable to COVID-19, as a percentage of net revenues	—%	1.2%	—%	0.4%
Adjusted gross margin	21.6%	28.9%	28.3%	34.4%

The following tables present the reconciliation of Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, net loss and net loss per share available to common stockholders—basic and diluted, respectively, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net loss, as reported	$(54,816)	$(19,285)	$(101,734)	$(27,675)
Repacking costs attributable to COVID-19	—	657	—	6,572
Inventory write-offs and reserves attributable to COVID-19	—	1,104	—	1,104
Product donations attributable to COVID-19 relief efforts	—	—	—	2,742
Loss on extinguishment of debt	—	—	1,037	1,538
Adjusted net loss	$(54,816)	$(17,524)	$(100,697)	$(15,719)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share amounts)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Numerator:
Net loss, as reported	$(54,816)	$(19,285)	$(101,734)	$(27,675)
Aggregate non-GAAP adjustments as listed above	—	1,761	1,037	11,956
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(54,816)	$(17,524)	$(100,697)	$(15,719)

Denominator:
Weighted average shares used in computing Adjusted net loss per diluted common share	63,280,122	62,487,152	63,111,703	62,114,399
Adjusted net loss per diluted common share	$(0.87)	$(0.28)	$(1.60)	$(0.25)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net loss per share available to common stockholders—basic and diluted, as reported	$(0.87)	$(0.31)	$(1.61)	$(0.45)
Repacking costs attributable to COVID-19	—	0.01	—	0.12
Inventory write-offs and reserves attributable to COVID-19	—	0.02	—	0.02
Product donations attributable to COVID-19 relief efforts	—	—	—	0.04
Loss on extinguishment of debt	—	—	0.01	0.02
Adjusted net loss per diluted common share	$(0.87)	$(0.28)	$(1.60)	$(0.25)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net loss, as reported	$(54,816)	$(19,285)	$(101,734)	$(27,675)
Income tax (benefit) expense	(23)	55	27	70
Interest expense	1,005	689	2,656	1,963
Depreciation and amortization expense	5,703	3,421	14,910	9,276
Restructuring expenses(1)	5,750	2,146	12,068	6,028
Share-based compensation expense	6,385	6,842	21,624	20,377
Expenses attributable to COVID-19(2)	—	1,761	—	10,418
Other, net(3)	(759)	85	631	829
Adjusted EBITDA	$(36,755)	$(4,286)	$(49,818)	$21,286
Net loss as a % of net revenues	(51.5)%	(20.4)%	(27.9)%	(9.1)%
Adjusted EBITDA as a % of net revenues	(34.5)%	(4.5)%	(13.7)%	7.0%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $1.8 million in costs attributable to COVID-19, consisting of $1.1 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable and $0.7 million in repacking costs in the three months ended September 26, 2020, and $10.4 million in costs attributable to COVID-19 consisting of $1.1 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable, $6.6 million in repacking costs and $2.7 million in product donation costs related to our COVID-19 relief efforts in the nine months ended September 26, 2020.

(3)	Includes $1.0 million in loss on extinguishment of debt associated with termination of the Company's credit facility in the nine months ended October 2, 2021 and $1.5 million in loss on extinguishment of debt associated with the Company's refinanced credit arrangements in the nine months ended September 26, 2020.